UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                     FORM 8-K


                Current Report pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


             Date of Report (date of earliest event) :  June 1, 1998


                          WINNERS ALL INTERNATIONAL, INC.
              ------------------------------------------------------
              (Exact name of Registrant as specified in its Charter)


   DELAWARE                         0-20101                      13-3545304
---------------                   ------------                  -------------
(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)                    ID Number)
incorporation)


        4100 North Powerline Road, Suite F-1
              Pompano Beach, Florida                              33073
      ----------------------------------------                 ----------
      (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code:  954-977-5428
                                                            ------------

          3475 Sheridan Street, Suite 301, Hollywood, Florida  33021
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


















ITEM 5.  OTHER EVENTS

The Registrant reported in its Form 10-KSB for the Year Ended December 31, 1997 that it's wholly-owned subsidiary, Designer Wear, Inc. ("Designer Wear"), received notice from the Smith and Wesson corporation ("Smith & Wesson"), through ROK International, Inc. ("ROK"), its wholly-owned subsidiary, of termination of its License Agreement dated March 1, 1996, as amended August 23, 1996. Designer Wear and ROK management provided return notice to Smith & Wesson disagreeing with the termination notice and indicated the termination was not valid. The Registrant's legal counsel and Smith & Wesson management attempted a resolution of the matter, however, a settlement was not reached as expected.

Designer Wear and ROK filed a lawsuit against Smith & Wesson and John S. Steele ("Steele"), its Director ofLicensing and Merchandising, on June 1, 1998 in the United States District Court for the Southern District Of Florida, claiming: I. Breach Of A Trademark Licensing Agreement And The Implied Covenant Of Good Faith And Fair Dealing; II. Promissory Estoppel;
III. Tortious Interference With The Contractual Relationship Between ROK And Designer Wear; and requesting a IV. Declaratory Judgment and IV. Permanent Injunction. Designer Wear and ROK are also seeking damages of $50,000,000. Smith & Wesson is a subsidiary of Tompkins PLC in London, England.

Smith & Wesson filed an "Answer and Affirmative Defenses of Defendant Smith & Wesson to Plaintiffs' Complaint, Counterclaim and Jury Demand" ("Smith & Wesson Answer, Defenses and Counterclaims"), on July 13, 1998, in the United States District Court For The Southern District Of Florida, alleging, among other things, unclean hands, reformation of the license, proper termination, defensive estoppel, and defensive waiver. The counterclaims were brought against Designer Wear, ROK, and third-party defendants Laurence Sack, Howard Weiser and the Registrant (hereinafter collectively referred to as ("Registrant et. al."). The counterclaims are as follows: I. Federal trademark infringement; II. False description, false advertising, tarnishment and dilution; III. Common law trademark infringement; IV. Common law unfair competition; V. Breach of contract; VI. Breach of implied covenant of good faith and fair dealings; VII. Duty to indemnify is valid and enforceable;
VIII. Fraud; and IX. Conspiracy to commit fraud.

The Registrant et. al. filed a "Motion to Dismiss Counterclaims and Incorporated Memorandum of Law", on or about August 4, 1998, in the United States District Court For The Southern District Of Florida, in response to the Smith & Wesson Answer, Defenses and Counterclaims. The Registrant et. al. moved pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure for the dismissal of the counterclaims (and third-party claims) brought against them in I, II, III, IV, VI, VII, VIII, and IX, on the ground that they are insufficiently pled and should be dismissed because they fail to state any claim upon which relief may be granted.





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In addition, Steele filed a motion to dismiss claims against himself and/or to transfer the action, on July 13, 1998, in the United States District Court For The Southern District Of Florida. Designer Wear and ROK filed an opposition to this motion, on or about July 27, 1998, in the United States District Court For The Southern District Of Florida.

ITEM 9.  REGULATION S

The Registrant effected the sale of 1,080,000 shares of its unregistered common stock on July 24, 1998. The Company received an aggregate of $81,000.00 in consideration from three Non U.S. individual investors. The sales were made in reliance upon the transaction exemption afforded by Regulation S as promulgated by the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended ("Securities Act").

Pursuant to the recent amendments to Regulation S, creating Rule 905 thereunder, which became effective on or about April 18, 1998, these equity securities are classified as "Restricted Securities" as defined in Rule 144 under the Securities Act and are subject to a one year "Distribution Compliance Period".


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authroized.


WINNERS ALL INTERNATIONAL, INC.
      (Registrant)


   /s/ Howard Weiser
-----------------------------
By:    Howard Weiser
Title: President and Chairman of the Board
Date:  August 7, 1998







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